Exhibit 99.8

         Guidelines for Certification of Taxpayer Identification Number
                             on Substitute Form W-9

                                        FirstBank / Oregon Trail Financial Corp.



         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number for Shareholder
(You) to Give Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

-----------------------------------------------------------------------------------------------------------------------
                                Give the SOCIAL                                                    Give the EMPLOYER
                                SECURITY                                                           IDENTIFICATION
For this type of account:       number of                        For this type of account:         number of
-----------------------------------------------------------------------------------------------------------------------
1.  Individual                  The individual                   6.  Sole proprietorship           The owner (3)

2.  Two or more individuals     The actual owner of              7.  A valid trust, estate, or     The legal entity (4)
                                a valid trust, estate, or              pension trust
                                account or, if combined funds,
                                any one of the individuals(1)    8.  Corporate                     The corporation

3.  Custodian account of a      The minor (2)                    9.  Association, club,            The organization
    minor (Uniform Gift to                                           religious,
    Minors Act)                                                      charitable, education
                                                                     or
                                                                     other tax-exempt
                                                                     organization

4.  a.  The usual revocable     The grantor-trustee (1)         10.  Partnership                   The partnership
        savings trust account
        (grantor is also                                        11.  A broker or registered        The broker or nominee
        trustee)                                                     nominee

5.  Sole proprietorship         The owner
    guardian or committee                                       12.  Account with the              The public entity
    for a designated ward,                                           Department of
    minor or incompentent                                            Agriculture in the name
    person                                                           of a public entity (such as
                                                                     a State or local
                                                                     government,
                                                                     school district or prison)
                                                                     that receives agricultural
                                                                     program payments
-----------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9
                                     Page 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1(800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

         o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

         o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing.

         o An international organization or any agency or instrumentality thereof.

         o A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

         o        A corporation.

         o        A financial institution.

         o A dealer in securities or commodities required to register in the United States, the District of Columbia, or possession of the United States.

         o        A real estate investment trust.

         o        A common trust fund operated by a bank under Section 584(a).

         o An entity registered at all times during the tax year under the Investment Company Act of 1940.

         o A middleman known in the investment community as a nominee or custodian.

         o A futures commission merchant registered with the Commodity Futures Trading Commission.

         o        A foreign central bank of issue.

         o        A trust exempt from tax under Section 664 or described in
                  Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

         o        Payments to nonresident aliens subject to withholding under
                  Section 1441.
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         o        Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

         o        Payments of patronage dividends not paid in money.

         o        Payment made by certain foreign organizations.

         o        Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

         o        Payment of interest or obligations issued by individuals.
                  (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer).

         o Payment of tax-exempt interest (including exempt-interest dividends under Section 852).

         o Payments described in Section 6049(b)(5) to nonresidential aliens.

         o        Payments on tax-free covenant bonds under Section 1451.

         o        Payments made by certain foreign organizations.

         o        Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt form backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, write "exempt" on the face of the form, sign and date the form and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments made in 2002 and 2003 to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding - If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONSULT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.